UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2021

Summit Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35666	45-5200503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

910 Louisiana Street, Suite 4200

Houston, TX 77002

(Address of principal executive office) (Zip Code)

(Registrant’s telephone number, including area code): (832) 413-4770

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	SMLP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On October 19, 2021, Summit Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), announced that Summit Midstream Holdings, LLC, a Delaware limited liability company, and Summit Midstream Finance Corp., a Delaware corporation, which are subsidiaries of the Partnership, priced a private offering (the “Offering”) to eligible purchasers pursuant to Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), of 8.50% $700,000,000 aggregate principal amount of Senior Secured Second Lien Notes due 2026 at a price of 98.5% of their face value (the “Notes”). The Offering is expected to close on November 2, 2021, subject to customary closing conditions. A copy of the related press release is filed herewith as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other security. The Notes have not been, and will not be, registered under the Securities Act or the securities law of any jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated October 19, 2021, announcing the pricing of the Offering.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Midstream Partners, LP
(Registrant)

	By:	Summit Midstream GP, LLC (its general partner)

Dated: October 19, 2021		/s/ Marc D. Stratton
Marc D. Stratton, Executive Vice President and Chief Financial Officer